  EXHIBIT 24.2

TANTECH HOLDINGS LTD

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wangfeng Yan and Weilin Zhang, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for the undersigned and in their respective names as directors of the Company in connection with the Company’s Registration Statement on Form F-1, to sign any or all amendments (including post-effective amendments) to such Registration Statement and any and all related registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and generally to act for and in the name of the undersigned with respect to such filing, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below by the following persons in the capacities indicated below.

Name	Title	Date

/s/ Wangfeng Yan	Chief Executive Officer	July 22, 2024
Wangfeng Yan	(Principal Executive Officer)

/s/ Weilin Zhang	Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2024
Weilin Zhang

/s/ Zhengyu Wang	Chairman of Board of Directors	July 22, 2024
Zhengyu Wang

/s/ Yefang Zhang	Director	July 22, 2024
Yefang Zhang

/s/ Mengqi Liao	Director	July 22, 2024
Mengqi Liao

/s/ Hongdao Qian	Director	July 22, 2024
Hongdao Qian

/s/ Shudong Wang	Director	July 22, 2024
Shudong Wang